Grant Park Fund

Class A, B, Legacy 1, Legacy 2, Global 1, Global 2 and Global 3 Units

Monthly Performance Report • January 2019



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GRANT PARK FUND®

DCM Brokers, LLC
Member FINRA/SIPC
Servicing Agent
555 W. Jackson Blvd., Ste. 600
Chicago, IL 60661

Market Commentary: January 2019

Currencies: The U.S. dollar weakened slightly compared to the Australian and New Zealand dollars after the Federal Reserve said it would slow the pace of future interest rate hikes. The Canadian dollar strengthened on rising oil prices. The British pound strengthened on growing expectations that Britain can avoid a no-deal Brexit.

Energy: Crude oil prices rose over 18% as domestic crude oil inventories increased less than expected and after the U.S. imposed sanctions on Venezuela. Natural gas prices declined on elevated supplies.

Equities: Global equity markets rose due to the Federal Reserve's announcement concerning interest rate hikes, on optimism for trade talks between the U.S. and China and due to stronger-than-expected earnings for the fourth quarter.

Fixed Income: Global fixed income markets moved higher in reaction to the Federal Reserve's policy announcement and on indications the European Central Bank would leave interest rates at current levels at least through the summer.

Grains/Foods: Wheat markets rose in anticipation of reopening trade with China and as Russia considered reducing exports. Soybean prices increased as poor weather in Brazil threatened to reduce crop yields. Cocoa markets fell over 10% as weather conditions in West Africa improved and eased supply concerns. Coffee prices rose when the Brazilian government projected this year's coffee crop would experience a significant decline compared to last year's record harvest.

Metals: Gold and precious metals markets strengthened as the Federal Reserve left interest rates unchanged and indicated a slower pace for raising interest rates. Copper and other base metal prices rose on firming demand, on optimism that Beijing's stimulus will help China's economy and on optimism about the resolution of the U.S.-China trade negotiations.

A Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.33%												**-1.33%**
	2000	2001	2002	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012
	10.97%	7.00%	15.25%	20.03%	-7.58%	-3.44%	9.11%	12.63%	19.91%	-9.23%	4.45%	-12.95%	-6.13%
	2013	2014	2015	2016	2017	2018							
	-3.84%	6.66%	-12.41%	-0.78%	-3.12%	-9.92%							

B Units (Closed to New Investments)

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.39%												**-1.39%**
	2003	2004	2005	2006	2007	2008	2009	2010	2011	2012	2013	2014	2015
	7.66%	-8.40%	-4.25%	8.28%	11.76%	18.88%	-9.87%	3.80%	-13.52%	-6.74%	-4.44%	6.07%	-12.97%
	2016	2017	2018										
	-1.48%	-3.75%	-10.50%										

Legacy 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.14%												**-1.14%**
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018			
	-3.39%	6.09%	-11.00%	-3.96%	-1.75%	8.64%	-10.44%	1.41%	-0.86%	-7.80%			

Legacy 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.16%												**-1.16%**
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018			
	-3.55%	5.73%	-11.45%	-4.26%	-1.95%	8.55%	-10.66%	1.14%	-1.10%	-8.03%			

Global 1 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.10%												**-1.10%**
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018			
	-4.32%	2.88%	-11.18%	-3.30%	-1.22%	9.34%	-10.46%	2.58%	-0.40%	-6.95%			

Global 2 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.12%												**-1.12%**
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018			
	-4.64%	2.56%	-11.43%	-3.55%	-1.44%	9.14%	-10.64%	2.51%	-0.62%	-7.19%			

Global 3 Units

	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec	YTD
2019	-1.26%												**-1.26%**
	2009	2010	2011	2012	2013	2014	2015	2016	2017	2018			
	-6.04%	0.68%	-13.05%	-5.19%	-3.06%	7.46%	-12.16%	0.80%	-2.34%	-8.82%			

*All historical performance is available at www.grantparkfunds.com

A, B and Legacy Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
January
2019

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
18%	4%	28%	28%	11%	11%

Global Units

Trading Performance by Sector


10%
5%
0%
-5%
-10%
Currencies
Energy
Equity Indices
Fixed Income
Grains/ Foods
Metals
January
2019

Performance reported is gross of fees and expenses.

Monthly Exposure by Sector

Currencies	Energy	Equity Indices	Fixed Income	Grains/Foods	Metals
18%	4%	28%	28%	11%	11%

Sector Positions at Month-End


Commodities 26%
Financials 74%
Energy 4%
Grains 11%
Metals 11%
Currencies 18%
Equities 28%
Fixed Income 28%
Feb 18
Mar 18
April 18
May 18
June 18
July 18
Aug 18
Sep 18
Oct 18
Nov 18
Dec 18
Jan 19
Short position
Long position

Understand your Risks

- Performance can be volatile and you could lose all or substantially all of your investment in the Grant Park Fund.
- No secondary market exists for Grant Park. Additionally, redemptions are prohibited for three months following subscription and may result in early redemption fees during the first year for some units.
- Trading in the futures markets, from a macro perspective, results in a zero-sum economic outcome, in that every gain is offset by an equal and opposite loss. Grant Park therefore bears the risk that, on every trade, whether long or short, it will incur the loss.
- Commodity futures trading may be illiquid.
- An investment in Grant Park is speculative and leveraged; as a result of this leverage, the velocity of potential losses may accelerate and cause you to incur significant losses.
- Grant Park pays substantial fees and expenses, including fees to its trading advisors, which must be offset by trading profits and interest income.
- Grant Park invests in foreign securities, which are subject to special risks, such as currency fluctuations, different financial and regulatory standards, and political instability.
- Grant Park's use of multiple trading advisors may result in Grant Park taking offsetting trading positions, thereby incurring additional expenses with no net change in holdings.
- You will have no right to participate in the management of Grant Park.
- The structure and operation of Grant Park involves several conflicts of interest.
- Your annual tax liability may exceed cash distributions to you.

ALL PERFORMANCE REPORTED IS NET OF FEES AND EXPENSES. PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS. FUTURES TRADING INVOLVES A HIGH DEGREE OF RISK AND IS NOT SUITABLE FOR ALL INVESTORS.

Grant Park Fund At-A-Glance

Product	Legacy Units		Global Units			A and B Units
Class	1	2	1	2	3	Closed to New Investment
Account Type	Fee-based	Fee-based	Fee-based	Fee-based	Commission-based	
Minimum Investment	$10,000	$10,000	$5,000	$5,000	$5,000	
Retirement Account	$1,000	$1,000	$1,000	$1,000	$1,000	
Trading Strategy	Traditional, systematic, medium-to long-term trend-trading philosophy employed by Grant Park for the past 20 years.		Traditional, systematic, medium-to long-term trend-trading philosophy combined with a systematic, pattern recognition model focused on shorter timeframes.			
Breakeven Level	3.11%	3.39%	2.51%	2.78%	6.21%	
Redemptions	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	Monthly after 90 days	
Penalty	No	No	No	No	1.5% on a declining scale 0.5% per quarter	
Sectors Traded	6	6	6	6	6	
Eligibility	Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.		Eligibility varies by state, but not less than $250k net worth or $70k net worth and $70k income. No investor should invest more than 10% of his/her net worth.			

Statistics

Statistics Since Inception - Class A Units[1] January 1989 - January 2019	
Total Fund Assets (A,B, Legacy, Global)	$76M
12-Month Return	-17.62%
Average 12-Month Return	12.38%
36-Month Cumulative Return	-18.07%
60-Month Cumulative Return	-16.18%
Compounded Annualized ROR	8.63%
3-Year Compounded Annualized ROR	-6.43%
5-Year Compounded Annualized ROR	-3.47%
10-Year Compounded Annualized ROR	-4.98%
Worst Drawdown (12/08 - 1/19)	-40.54%
Worst Drawdown Last 5 Years (12/08 - 1/19)	-40.54%
Average 1-month Gain	5.61%
Average 1-month Loss	-3.88%
# of Winning Months	183
# of Losing Months	178

Correlation Analysis: Class A Units[1] and S&P Total Return Index[2] January 2009 - December 2018		
↑ ↓	Moved in Opposite Directions	45%
↑ ↑	Positive Results for Both	35%
↓ ↓	Negative Results for Both	20%

[1] Class A Units are closed to new investment. New investors are expected to invest in the Legacy or Global units, which have lower fees and expenses.
[2] It is not possible to directly invest in an index.

Glossary

The following glossary may assist prospective investors in understanding certain terms used in this presentation; please refer to Appendix E in the prospectus for a more complete glossary of additional terms relevant to this offering:

Average 12-Month Return: The average (arithmetic mean) return of all rolling 12-month periods over the investment track record. This is calculated by summing all 12-month period returns and then dividing by the number of 12-month periods. This simple average does not take into account the compounding effect of investment returns.

Compounded Annualized Rate of Return (ROR): This is the geometric 12-month mean that assumes the same rate of return for each 12-month period to arrive at the equivalent compound growth rate reflected in the actual return data.

Correlation: This is the tendency for the returns of two assets, such as a portfolio and an index, to move together relative to their average. The measurement of this statistic (the correlation coefficient) can range from -1 (perfect negative correlation, one goes up the other down) to 1 (perfect positive correlation, both moving in the same direction). A correlation of 0 means no relationship can be found between the movement in the index and the movement in the portfolio's performance.

Drawdown: A drawdown is any losing period during an investment's performance history. It is defined as the percent retrenchment from an equity peak to an equity valley. Maximum drawdown is simply the largest percentage drawdown that has occurred during the specified time frame. Grant Park's drawdowns are computed based on month-end equity values.

Net Asset Value per Unit: This is the total net asset value of a class of units divided by the aggregate number of units of such class outstanding as of the date noted.